Exhibit 99.1

1 Becton Drive
Franklin Lakes, NJ 07417
www.bd.com

Contacts:
Investors: Francesca DeMartino, SVP, Head of Investor Relations - 201-847-5743
Media: Troy Kirkpatrick, VP, Public Relations - 858-617-2361

BD REPORTS THIRD QUARTER FISCAL 2022 FINANCIAL RESULTS

•Revenue from continuing operations of $4.6 billion increased 0.7% as reported and 3.8% on currency-neutral basis
•Revenue from continuing operations driven by base revenue growth of 6.0% as reported, 9.3% currency-neutral
•Worldwide COVID-only testing revenues of $76 million declined from $300 million in the prior year
•GAAP diluted EPS from continuing operations of $1.28; adjusted diluted EPS from continuing operations of $2.66
•Company raises full year revenue and EPS guidance

FRANKLIN LAKES, NJ (August 4, 2022) - BD (Becton, Dickinson and Company) (NYSE: BDX), a leading global medical technology company, today announced results for its third quarter of fiscal year 2022, which ended June 30, 2022.

“Our BD2025 strategy continues to serve as our True North and has proven to be an effective, winning strategy as reflected in our continued strong performance, even amid a challenging macro environment,” said Tom Polen, chairman, CEO and president of BD. “Through our talented team's focused execution and commitment to our purpose, we are advancing our Grow-Simplify-Empower initiatives, innovation pipeline and capital deployment strategy, which are all contributing to profitable growth. Looking forward, we expect continued momentum and remain well-positioned to drive long-term growth and value for all stakeholders.”

Recent Business Highlights

BD continues to advance its innovation-driven growth strategy, tuck-in M&A, and ESG initiatives.
•Acquired Parata Systems, entering high-growth pharmacy automation market segment by offering a comprehensive set of technologies across the care continuum, and furthering strategy to drive smart, connected care.
•Acquired MedKeeper, a provider of modern, cloud-based pharmacy management applications, including connected pharmacy software to support the preparation of compounded medications.
•Launched BD COR™ System in U.S. Fully automated, high-throughput infectious disease molecular diagnostic platform includes 510(k) cleared BD COR™ MX instrument that elevates standard of care for sexually transmitted infections.
•Obtained CE mark for COVID-19 and Influenza A/B combination test for BD COR™ MX.
•Launched CE marked BD MAX™ respiratory viral panel for COVID-19, Influenza A/B and Respiratory Syncytial Virus.

•Unveiled BD FACSDiscover™ S8 cell sorter at International Society for Advancement of Cytometry CYTO 2022 conference. World's first spectral cell sorter with high-speed imaging technology that sorts cells based on visual characteristics.
•Issued 2021 ESG Report with notable progress toward 2030+ ESG commitments, addressing energy, water and waste reduction, environmental impact of product portfolio and supplier diversification.
•Named a “Noteworthy Company” for the third straight year in DiversityInc’s annual ranking of the top U.S. companies for diversity.
•Recognized as a Best Place to Work for Disability Inclusion for the fourth consecutive year. Perfect score on 2022 Disability Equality Index demonstrates progress in removing barriers and creating employment opportunities for people with disabilities.

Basis of Presentation— Continuing Operations

On April 1, 2022, the Company completed the spin-off of its Diabetes Care business as a separate publicly traded company named Embecta Corp. (“Embecta”). The historical results of the Diabetes Care business that was contributed to Embecta in the spin-off are now accounted for as discontinued operations. Financial information presented in this release reflects BD’s results on a continuing operations basis, which excludes Embecta. Prior periods have been recast to conform to this presentation.

Third Quarter Fiscal 2022 Operating Results

	Three Months Ended June 30,		Change	Foreign Currency Neutral Change[1]
(Millions of dollars, except per share amounts)	2022	2021
Revenues	$4,641	$4,607	0.7%	3.8%
Base Revenues[1]	$4,565	$4,307	6.0%	9.3%

Base Organic Revenue Growth[1]			5.5%	8.8%

Reported Diluted Earnings per Share	$1.28	$1.32	(3.0)%	(10.6)%
Adjusted Diluted Earnings per Share[1]	$2.66	$2.28	16.7%	13.2%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing. Base Organic Revenue Growth excludes the contribution from inorganic revenues from acquisitions, which is defined as the amount of revenues recognized during the first 12 months post-acquisition.

Geographic Results

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]
	2022	2021
United States	$2,643	$2,424	9.0%	9.0%

International	$1,998	$2,182	(8.4)%	(1.9)%

Total Revenues	$4,641	$4,607	0.7%	3.8%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables.

Segment Results

Third fiscal quarter revenue growth across the segments was driven by strong base business performance.

Revenues (Millions of dollars)	Three Months Ended June 30,		Reported Change	Foreign Currency Neutral Change[1]	Reported Change Base Revenues[1]	Foreign Currency Neutral Change Base Revenues[1]
	2022	2021
BD Medical	$2,191	$2,091	4.7%	7.9%	4.7%	7.9%

BD Life Sciences	$1,309	$1,433	(8.7)%	(5.1)%	8.8%	13.2%

BD Interventional	$1,142	$1,082	5.5%	7.9%	5.5%	7.9%

Total Revenues	$4,641	$4,607	0.7%	3.8%	6.0%	9.3%

1Represents a non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in the attached financial tables. Base revenues denotes total revenues less estimated revenues for COVID-19-only diagnostic testing.

The BD Medical segment includes the Medication Delivery Solutions (MDS), Medication Management Solutions (MMS), and Pharmaceutical Systems (PS) business units. BD Medical revenue growth was driven by strong performance in MDS and PS.
•MDS performance reflects global competitive gains in catheters driven by strong momentum in our comprehensive vascular access management strategy despite COVID restrictions in China. Improved utilization year-over-year in the U.S. and Europe also contributed to MDS performance.
•MMS performance reflects continued strong momentum worldwide in our dispensing business driven by our connected medication management and pharmacy automation solutions. Worldwide performance in our infusion business was about flat, reflecting a similar level of demand in the U.S. for pumps under medical necessity compared to the prior year.
•PS performance reflects our strong leadership position in pre-fillable devices, supported by ongoing capacity expansion and supply availability that enabled our ability to meet increased demand for biologic drugs.

The BD Life Sciences segment includes the Integrated Diagnostic Solutions (IDS) and Biosciences (BDB) business units. BD Life Sciences performance reflects growth in the base business of 8.8% as reported and 13.2% on a currency-neutral basis and the decline in COVID-only testing revenues.
•IDS performance reflects a decline in COVID-only testing revenues, partially offset by strong growth in the base business. Base business growth was driven by continued adoption of our broader respiratory panel and leveraging the increased BD Max™ installed base, and growth in specimen management that reflects price management and continued production increases that enabled us to meet strong demand.
•BDB performance reflects continued strong demand for reagents driven by our antibody and dye strategy and continued adoption of our e-commerce platform. Strong instrument growth was driven by recent product launches and strategic procurement of critical components that enabled higher instrument placements.

The BD Interventional segment includes the Surgery, Peripheral Intervention (PI), and Urology & Critical Care (UCC) business units. BD Interventional revenue growth reflects strong performance across the segment.
•Surgery performance reflects strong growth worldwide in Advanced Repair and Reconstruction driven by continued market adoption of Phasix™ hernia resorbable scaffold and the acquisition of Tepha. Performance also reflects double-digit growth worldwide in biosurgery.
•PI performance reflects share gains driven by the return of Venovo™ to the market, continued global penetration of Rotarex™ and the acquisition of Venclose, which is expanding our focus across chronic disease settings. Growth was also aided by partial back-order recovery during the quarter. Partially offsetting this growth was a negative impact to deferrable procedures from macroeconomic factors such as labor constraints.
•UCC performance reflects continued strong demand for chronic female incontinence products in the acute care & alternative care settings. Strength in acute care was aided by back-order recovery during the quarter.

Assumptions and Outlook for Full Year Fiscal 2022

The company provided the following guidance with respect to its continuing operations for fiscal 2022.

The company raised and narrowed its full-year revenue and adjusted EPS guidance ranges.

•The company now expects fiscal year 2022 revenues to be in the range of approximately $18.75 billion to $18.83 billion compared to $18.5 billion to $18.7 billion previously announced, which reflects an increase of approximately $190 million at the mid-point.
•Revenue guidance for fiscal year 2022 now assumes base business currency-neutral revenue growth of 8.75% to 9.25% compared to 7.25% to 8.25% previously announced, which represents an increase of approximately 125 basis points, or approximately $215 million at the mid-point.
•The revenue guidance range now assumes up to $500 million in COVID-19-only diagnostic testing revenues which is an increase of up to $50 million compared to approximately $450 million previously announced.
•Based on current rates, foreign exchange would represent a reduction of approximately 225 basis points to total company revenue growth compared to approximately 200 basis points previously announced, which represents an incremental headwind of approximately $50 million.
•The company now expects fiscal year 2022 adjusted diluted EPS to be $11.28 to $11.35, compared to $11.15 to $11.30 previously announced. This reflects an increase of $0.09 at the mid-point that is driven by strong base business performance. The estimated incremental impact from foreign currency is expected to be minimal.

BD's outlook for fiscal 2022 reflects numerous assumptions about many factors that could affect its business, based on the information management has reviewed as of this date. Management will discuss its outlook and several of its assumptions on its third fiscal quarter earnings call.

The company's expected adjusted diluted EPS for fiscal 2022 excludes potential charges or gains that may be recorded during the fiscal year, such as, among other things, the non-cash amortization of intangible assets, acquisition-related charges, spin related charges, and certain tax matters. BD does not attempt to provide reconciliations of forward-looking adjusted diluted non-GAAP EPS guidance to the comparable GAAP measure because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of BD’s financial performance. We also present our estimated revenue and adjusted diluted EPS growth for our 2022 fiscal year after adjusting for the anticipated impact of foreign currency translation. BD believes that this adjustment allows investors to better evaluate BD’s anticipated underlying earnings performance for our 2022 fiscal year in relation to our underlying 2021 fiscal year performance.

Conference Call and Presentation Materials
BD will host an audio webcast today for the public, investors, analysts, and news media to discuss its third quarter results. The audio webcast will be broadcast live on BD’s website, www.bd.com/investors at 8 a.m. (ET) Thursday, August 4, 2022. Accompanying slides will be available on BD’s website, www.bd.com/investors at approximately 6:30 a.m. (ET). The conference call will be available for replay on BD’s website, www.bd.com/investors. Alternatively, you can dial into the replay at 1-800-839-3012 (domestic) and 1-402-220-7232 (international) through the close of business on Thursday, Aug. 11, 2022. A confirmation number is not needed to access the replay.

Non-GAAP Financial Measures/Financial Tables
This news release contains certain non-GAAP financial measures. These include revenue growth rates on a currency-neutral basis, adjusted diluted earnings per share, base revenue and organic revenue. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.  BD management believes that the use of non-GAAP measures to adjust for items that are considered by management to be outside of BD’s underlying operational results or that affect period to period comparability helps investors to gain a better understanding of our performance year-over-year, to analyze underlying trends in our businesses, to analyze our base operating results, and understand future prospects. Management uses these non-GAAP financial measures to measure and forecast the company’s performance, especially when comparing such results to previous periods or forecasts. We believe presenting such adjusted metrics provides investors with greater transparency to the information used by BD management for its operational decision-making and for comparison for other companies within the medical technology industry.  Although BD’s management believes non-GAAP results are useful in evaluating the performance of its business, its reliance on these measures is limited since items excluded from such measures may have a material impact on BD’s net income, earnings per share or cash flows calculated in accordance with GAAP. Therefore, management typically uses non-GAAP results in conjunction with GAAP results to address these limitations. BD strongly encourages investors to review its consolidated financial statements and publicly filed reports in their entirety and cautions investors that the non-GAAP measures used by BD may differ from similar measures used by other companies, even when similar terms are used to identify such measures. Non-GAAP measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures.

We present adjusted diluted earnings per share for the third fiscal quarter and the first nine months of fiscal year 2022, and the corresponding prior periods, after eliminating items we believe are not part of our ordinary operations and affect the comparability of the periods presented. We also present adjusted diluted earnings per share for the full 2021 fiscal year. Adjusted diluted earnings per share includes adjustments for the impact of purchase accounting adjustments, integration and restructuring costs, spin related charges, certain transaction gains and losses, certain legal defense and product remediation costs, certain regulatory costs, certain investment gains and losses, certain asset impairment costs, and the impact of the extinguishment of debt. In particular, current and prior-year adjusted diluted earnings per share results exclude European regulatory initiative-related costs, which represent costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation (collectively, the “New EU Medical Devices Regulations”), which represent a significant, unusual change to the existing regulatory framework. We consider the excluded European regulatory initiative-related costs to be duplicative of previously incurred costs and/or one-off costs related to establishing initial compliance with such regulatory regimes, and in each case are limited to a specific period of time. These expenses relate to establishing initial compliance with the New EU Medical Devices Regulations and include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs. These costs were recorded in Cost of products sold and Research and development expense.

We also present revenue growth rates for the third fiscal quarter and the first nine months of fiscal year 2022 over the corresponding prior periods on a currency-neutral basis after eliminating the effect of foreign currency translation, where applicable. We also show the growth in adjusted diluted earnings per share compared to the prior year period after eliminating the impact of foreign currency translation to further enable investors to evaluate BD’s underlying earnings performance compared to the prior period. We calculate foreign currency-neutral percentages by converting our current-period local currency financial results using the prior period foreign currency exchange rates and comparing these adjusted amounts to our current-period results. As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of results on a foreign currency-neutral basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods.

Reconciliations of these and other non-GAAP measures to the comparable GAAP measures are included in the attached financial tables. Within the attached financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages and earnings per share amounts presented are calculated from the underlying amounts.

About BD
BD is one of the largest global medical technology companies in the world and is advancing the world of health by improving medical discovery, diagnostics and the delivery of care. The company supports the heroes on the frontlines of health care by developing innovative technology, services and solutions that help advance both clinical therapy for patients and clinical process for health care providers. BD and its 75,000 employees have a passion and commitment to help enhance the safety and efficiency of clinicians’ care delivery process, enable laboratory scientists to accurately detect disease and advance researchers’ capabilities to develop the next generation of diagnostics and therapeutics. BD has a presence in virtually every country and partners with organizations around the world to address some of the most challenging global health issues. By working in close collaboration with customers, BD can help enhance outcomes, lower costs, increase efficiencies, improve safety and expand access to health care. For more information on BD, please visit bd.com or connect with us on LinkedIn at www.linkedin.com/company/bd1/ and Twitter @BDandCo.

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This press release contains certain estimates and other forward-looking statements (as defined under Federal securities laws) regarding BD’s future prospects and performance, including, but not limited to, future revenues and earnings per share. All such statements are based upon current expectations of BD and involve a number of business risks and uncertainties. Actual results could vary materially from anticipated results described, implied or projected in any forward-looking statement. With respect to forward-looking statements contained herein, a number of factors could cause actual results to vary materially. These factors include, but are not limited to, risks relating to any impact of the current disruptions in the global supply chain on our operations, including our ability to source raw materials and components needed to manufacture our products and inflationary pressures; the possible impact of the COVID-19 pandemic on our business and the global healthcare system (including decreases in the demand for our products, disruptions to our operations or the operations of our suppliers and customers (including the impact of employee absenteeism) and our supply chain, and factors such as vaccine utilization rates, the rate of infections, the emergence of new variants and competitive factors that could impact the demand and pricing for our COVID-19 diagnostics testing); product efficacy or safety concerns resulting in product recalls or actions being taken with respect to our products; new or changing laws and regulations impacting our business (including the imposition of tariffs, changes in tax laws, new environmental laws and regulations, or changes in laws impacting international trade) or changes in enforcement practices with respect to such laws; labor shortages and increased labor costs; our suppliers’ ability to provide products needed for our operations and BD’s ability to maintain favorable supplier arrangements and relationships; legislative or regulatory changes to the U.S. or foreign healthcare systems, potential cuts in governmental healthcare spending (including China’s volume-based procurement tender process) or governmental or private measures to contain healthcare costs, including changes in pricing and reimbursement policies, each of which could result in reduced demand for our products or downward pricing pressure; changes in interest or foreign currency exchange rates; adverse changes in regional, national or foreign economic conditions, including inflation, deflation and fluctuations in interest rates, particularly in emerging markets, including any impact on our ability to access credit markets and finance our operations; the adverse impact of cyber-attacks on our information systems or products; competitive factors including technological advances and new products introduced by competitors; risks relating to our overall indebtedness; interruptions in our manufacturing or sterilization processes; pricing and market pressures; difficulties inherent in product development, delays in product introductions and uncertainty of market acceptance of new products; adverse changes in geopolitical conditions; increases in energy costs and their effect on, among other things, the cost of producing BD’s products; the remediation of our infusion pump business (including risks relating to our ability to obtain regulatory clearance and market acceptance of the BD Alaris™ System); our ability to achieve our projected level or mix of product sales; our ability to successfully integrate any businesses we acquire; uncertainties of litigation and/or investigations and/or subpoenas (as described in BD’s filings with the Securities and Exchange Commission ("SEC")); and the issuance of new or revised accounting standards, as well as other factors discussed in BD’s filings with the SEC. In addition, we have made certain assumptions in making these forward-looking statements, particularly regarding the COVID-19 pandemic, supply chain pressures and inflation. If any of these assumptions are incorrect, BD's actual results could differ materially from those described in these forward-looking statements. The Russia and Ukraine conflict may also heighten the impact of certain of these factors described above as well as other factors discussed in BD's filings with the SEC. We do not intend to update any forward-looking statements to reflect events or circumstances after the date hereof except as required by applicable laws or regulations.

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Three Months Ended June 30,
	2022	2021	% Change
REVENUES	$4,641	$4,607	0.7

Cost of products sold	2,574	2,649	(2.8)
Selling and administrative expense	1,149	1,200	(4.2)
Research and development expense	315	330	(4.4)
Acquisition-related integration and restructuring expense	55	24	133.8
Other operating expense (income), net	11	(88)	112.7
TOTAL OPERATING COSTS AND EXPENSES	4,104	4,114	(0.2)
OPERATING INCOME	537	492	9.0

Interest expense	(99)	(115)	(14.3)
Interest income	5	2	118.0
Other expense, net	(21)	(1)	(2,019.9)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	421	378	11.4
Income tax provision (benefit)	31	(28)	209.9
NET INCOME FROM CONTINUING OPERATIONS	390	407	(4.0)
(Loss) income from discontinued operations, net of tax	(30)	118	(125.3)
NET INCOME	360	525	(31.3)
Preferred stock dividends	(23)	(23)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$338	$502	(32.7)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	1.29	1.33	(3.0)
(Loss) income from Discontinued Operations	(0.10)	0.41	(124.4)
Basic Earnings per Share	$1.18	$1.73	(31.8)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	1.28	1.32	(3.0)
(Loss) income from Discontinued Operations	(0.10)	0.40	(125.0)
Diluted Earnings per Share	$1.18	$1.72	(31.4)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	285,441	289,522
Diluted	287,297	291,897

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited; Amounts in millions, except share and per share data)

	Nine Months Ended June 30,
	2022	2021	% Change
REVENUES	$14,109	$14,282	(1.2)

Cost of products sold	7,709	7,738	(0.4)
Selling and administrative expense	3,527	3,434	2.7
Research and development expense	956	911	4.9
Acquisition-related integration and restructuring expense	118	121	(2.3)
Other operating expense, net	7	208	(96.6)
TOTAL OPERATING COSTS AND EXPENSES	12,316	12,412	(0.8)
OPERATING INCOME	1,793	1,870	(4.1)

Interest expense	(294)	(358)	(17.9)
Interest income	9	7	27.0
Other (expense) income, net	(45)	22	(304.7)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,463	1,541	(5.1)
Income tax provision	115	92	25.5
NET INCOME FROM CONTINUING OPERATIONS	1,348	1,450	(7.0)
Income from discontinued operations, net of tax	144	378	(62.0)
NET INCOME	1,491	1,827	(18.4)
Preferred stock dividends	(68)	(68)	—
NET INCOME APPLICABLE TO COMMON SHAREHOLDERS	$1,424	$1,760	(19.1)

BASIC EARNINGS PER SHARE
Income from Continuing Operations	4.49	4.76	(5.7)
Income from Discontinued Operations	0.50	1.30	(61.5)
Basic Earnings per Share	$4.99	$6.06	(17.7)

DILUTED EARNINGS PER SHARE
Income from Continuing Operations	4.45	4.72	(5.7)
Income from Discontinued Operations	0.50	1.29	(61.2)
Diluted Earnings per Share	$4.95	$6.00	(17.5)

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	285,121	290,401
Diluted	287,431	293,094

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in millions)

	June 30, 2022	September 30, 2021

ASSETS
Cash and equivalents	$2,558	$2,283
Restricted cash	202	109
Short-term investments	14	12
Trade receivables, net	2,218	2,350
Inventories	3,163	2,743
Prepaid expenses and other	1,392	1,048
Current assets of discontinued operations	—	293
TOTAL CURRENT ASSETS	9,547	8,838
Property, plant and equipment, net	6,005	6,003
Goodwill and other intangibles, net	35,855	36,658
Other assets	1,793	1,945
Noncurrent assets of discontinued operations	—	423
TOTAL ASSETS	$53,199	$53,866
LIABILITIES AND SHAREHOLDERS' EQUITY
Current debt obligations	$1,682	$500
Other current liabilities	5,398	5,969
Current liabilities of discontinued operations	—	157
Long-term debt	14,683	17,110
Long-term employee benefit obligations	1,009	1,228
Deferred income taxes and other liabilities	4,934	5,209
Noncurrent liabilities of discontinued operations	—	17
Shareholders’ equity	25,493	23,677
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$53,199	$53,866

BECTON DICKINSON AND COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; Amounts in millions)

	Nine Months Ended June 30,
	2022	2021
OPERATING ACTIVITIES
Net income	$1,491	$1,827
Less: Income from discontinued operations, net of tax	144	378
Income from continuing operations, net of tax	1,348	1,450
Depreciation and amortization	1,648	1,648
Change in operating assets and liabilities and other, net	(1,498)	188
NET CASH PROVIDED BY CONTINUING OPERATING ACTIVITIES	1,498	3,285
INVESTING ACTIVITIES
Capital expenditures	(658)	(742)
Acquisitions, net of cash acquired	(450)	(283)
Other, net	(107)	(137)
NET CASH USED FOR CONTINUING INVESTING ACTIVITIES	(1,215)	(1,162)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,715
Distribution from Embecta Corp.	1,266	—
Net transfer of cash to Embecta upon spin-off	(265)	—
Payments of debt	(305)	(1,999)
Repurchases of common stock	—	(1,000)
Dividends paid	(812)	(789)
Other, net	(70)	(91)
NET CASH USED FOR CONTINUING FINANCING ACTIVITIES	(187)	(2,164)
DISCONTINUED OPERATIONS
Net cash provided by operating activities	163	411
Net cash used for investing activities	(11)	(24)
Net cash provided by financing activities	145	—
NET CASH PROVIDED BY DISCONTINUED OPERATIONS	298	387
Effect of exchange rate changes on cash and equivalents and restricted cash	(26)	18
NET INCREASE IN CASH AND EQUIVALENTS AND RESTRICTED CASH	368	365
OPENING CASH AND EQUIVALENTS AND RESTRICTED CASH	2,392	2,917
CLOSING CASH AND EQUIVALENTS AND RESTRICTED CASH	$2,759	$3,282

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Three Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2022	2021	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$621	$562	10.5
Medication Management Solutions	463	459	0.9
Pharmaceutical Systems	135	112	20.6
TOTAL	$1,219	$1,133	7.6

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$499	$435	14.7
Biosciences	147	124	18.7
TOTAL	$646	$559	15.6

BD INTERVENTIONAL
Surgery	$274	$267	2.6
Peripheral Intervention	255	238	7.1
Urology and Critical Care	248	227	9.2
TOTAL	$777	$732	6.1

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$2,643	$2,424	9.0
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$439	$456	$(23)	(3.8)	1.3
Medication Management Solutions	144	139	(12)	3.9	12.6
Pharmaceutical Systems (a)	388	363	(30)	6.8	14.9
TOTAL	$971	$958	$(65)	1.3	8.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$461	$682	$(39)	(32.3)	(26.6)
Biosciences	201	192	(13)	4.5	11.2
TOTAL	$663	$874	$(52)	(24.2)	(18.3)

BD INTERVENTIONAL
Surgery	$77	$69	$(6)	12.9	21.5
Peripheral Intervention	208	198	(12)	5.3	11.5
Urology and Critical Care	79	83	(8)	(5.7)	3.5
TOTAL	$364	$350	$(26)	4.2	11.5

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$1,998	$2,182	$(142)	(8.4)	(1.9)
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Three Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,061	$1,019	$(23)	4.1	6.4
Medication Management Solutions	607	597	(12)	1.6	3.6
Pharmaceutical Systems (a)	523	475	(30)	10.0	16.3
TOTAL	$2,191	$2,091	$(65)	4.7	7.9

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$961	$1,117	$(39)	(14.0)	(10.5)
Biosciences	348	316	(13)	10.1	14.2
TOTAL	$1,309	$1,433	$(52)	(8.7)	(5.1)

BD INTERVENTIONAL
Surgery	$352	$336	$(6)	4.7	6.4
Peripheral Intervention	463	436	(12)	6.3	9.1
Urology and Critical Care	326	310	(8)	5.2	7.7
TOTAL	$1,142	$1,082	$(26)	5.5	7.9

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,641	$4,607	$(142)	0.7	3.8
(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - UNITED STATES
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

	A	B	C=(A-B)/B
	2022	2021	% Change
BD MEDICAL
Medication Delivery Solutions (a)	$1,831	$1,665	10.0
Medication Management Solutions	1,408	1,376	2.3
Pharmaceutical Systems	363	292	24.4
TOTAL	$3,602	$3,333	8.1

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,732	$1,904	(9.0)
Biosciences	405	365	10.9
TOTAL	$2,136	$2,269	(5.8)

BD INTERVENTIONAL
Surgery	$824	$757	8.9
Peripheral Intervention	712	692	2.8
Urology and Critical Care	740	672	10.2
TOTAL	$2,276	$2,120	7.3

TOTAL UNITED STATES FROM CONTINUING OPERATIONS	$8,014	$7,722	3.8

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - INTERNATIONAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$1,375	$1,382	$(33)	(0.5)	1.9
Medication Management Solutions	430	417	(18)	3.1	7.4
Pharmaceutical Systems (a)	1,057	984	(50)	7.4	12.5
TOTAL	$2,863	$2,783	$(101)	2.9	6.5

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$1,524	$2,141	$(68)	(28.8)	(25.6)
Biosciences	617	588	(22)	4.9	8.7
TOTAL	$2,140	$2,729	$(91)	(21.6)	(18.2)

BD INTERVENTIONAL
Surgery	$229	$203	$(9)	12.8	17.2
Peripheral Intervention	615	590	(17)	4.3	7.3
Urology and Critical Care	247	255	(14)	(3.0)	2.3
TOTAL	$1,091	$1,047	$(40)	4.2	8.0

TOTAL INTERNATIONAL FROM CONTINUING OPERATIONS	$6,095	$6,560	$(232)	(7.1)	(3.6)

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
REVENUES BY BUSINESS SEGMENTS AND UNITS - TOTAL
Nine Months Ended June 30, (continued)
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN
BD MEDICAL
Medication Delivery Solutions (a)	$3,207	$3,046	$(33)	5.3	6.3
Medication Management Solutions	1,838	1,793	(18)	2.5	3.5
Pharmaceutical Systems (a)	1,420	1,276	(50)	11.3	15.2
TOTAL	$6,465	$6,116	$(101)	5.7	7.4

BD LIFE SCIENCES
Integrated Diagnostic Solutions	$3,255	$4,045	$(68)	(19.5)	(17.8)
Biosciences	1,022	953	(22)	7.2	9.6
TOTAL	$4,277	$4,998	$(91)	(14.4)	(12.6)

BD INTERVENTIONAL
Surgery	$1,053	$960	$(9)	9.7	10.6
Peripheral Intervention	1,327	1,282	(17)	3.5	4.8
Urology and Critical Care	987	926	(14)	6.6	8.0
TOTAL	$3,367	$3,168	$(40)	6.3	7.5

TOTAL REVENUES FROM CONTINUING OPERATIONS	$14,109	$14,282	$(232)	(1.2)	0.4

(a)Prior-period amounts were recast to reflect former intercompany transactions with Embecta.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Three Months Ended June 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$4,641	$4,607	$(142)	0.7	3.8
Less: COVID-19-only Diagnostic Testing Revenues	76	300	(2)	(74.8)	(74.1)
Base Revenues from Continuing Operations	$4,565	$4,307	$(140)	6.0	9.3

BD LIFE SCIENCES REVENUES	$1,309	$1,433	$(52)	(8.7)	(5.1)
Less: COVID-19-only Diagnostic Testing Revenues	76	300	(2)	(74.8)	(74.1)
Base BD Life Sciences Revenues	$1,233	$1,133	$(50)	8.8	13.2

Integrated Diagnostic Solutions Revenues	$961	$1,117	$(39)	(14.0)	(10.5)
Less: COVID-19-only Diagnostic Testing Revenues	76	300	(2)	(74.8)	(74.1)
Base Integrated Diagnostic Solutions Revenues	$885	$817	$(37)	8.3	12.8

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE REVENUE CHANGE
Nine Months Ended June 30,
(Unaudited; Amounts in millions)

				D=(A-B)/B	E=(A-B-C)/B
	A	B	C	% Change
	2022	2021	FX Impact	Reported	FXN

TOTAL REVENUES FROM CONTINUING OPERATIONS	$14,109	$14,282	$(232)	(1.2)	0.4
Less: COVID-19-only Diagnostic Testing Revenues	475	1,640	(4)	(71.1)	(70.8)
Base Revenues from Continuing Operations	$13,634	$12,642	$(227)	7.8	9.6

BD LIFE SCIENCES REVENUES	$4,277	$4,998	$(91)	(14.4)	(12.6)
Less: COVID-19-only Diagnostic Testing Revenues	475	1,640	(4)	(71.1)	(70.8)
Base BD Life Sciences Revenues	$3,802	$3,358	$(86)	13.2	15.8

Integrated Diagnostic Solutions Revenues	3,255	4,045	(68)	(19.5)	(17.8)
Less: COVID-19-only Diagnostic Testing Revenues	475	1,640	(4)	(71.1)	(70.8)
Base Integrated Diagnostic Solutions Revenues	$2,781	$2,405	$(64)	15.6	18.3

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL REVENUE INFORMATION
RECONCILIATION OF REPORTED REVENUE CHANGE TO BASE ORGANIC REVENUE CHANGE
Three Months Ended June 30,
(Unaudited; Amounts in millions)

						F=(A-B)/B	G=(A-B-C)/B
	A	B	C	D=A-B	E=A-B-C	% Change
	2022	2021	FX Impact	Reported Change	FXN Change	Reported	FXN
TOTAL BDX REVENUES FROM CONTINUING OPERATIONS	$4,641	$4,607	$(142)	$34	$176	0.7	3.8
Less: COVID-19-only diagnostics	76	300	(2)	(224)	(222)	(74.8)	(74.1)
Total BDX BASE REVENUES FROM CONTINUING OPERATIONS	$4,565	$4,307	$(140)	$258	$398	6.0	9.3
Less: Inorganic revenue contribution (1)				20	20	0.5	0.5
Total Base Organic Revenue Growth from Continuing Operations				$238	$378	5.5	8.8

(1)    Inorganic revenue contribution is defined as the amount of incremental revenue recognized during the first 12 months post-acquisition. Acquisitions include: ZebraSci in the Medical Segment, Cytognos in the Life Sciences Segment and Tepha Medical, Tissuemed and Venclose in the Interventional Segment.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Three Months Ended June 30,
	2022	2021	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$1.28	$1.32	$(0.04)	$0.10	$(0.14)	(3.0)%	(10.6)%
Purchase accounting adjustments ($354 million and $355 million pre-tax, respectively) (1)	1.23	1.22		(0.01)
Integration costs ($18 million and $27 million pre-tax, respectively) (2)	0.06	0.09		—
Restructuring costs ($38 million and $(4) million pre-tax, respectively) (2)	0.13	(0.01)		0.01
Separation-related items ($11 million pre-tax) (3)	0.04	—		—
Transaction gain/loss, product and other litigation-related matters ($6 million and $(70) million pre-tax, respectively) (4)	0.02	(0.24)		—
European regulatory initiative-related costs ($39 million and $32 million pre-tax, respectively) (5)	0.14	0.11		—
Investment gains/losses and asset impairments ($4 million pre-tax) (6)	0.01	—		—
Impacts of debt extinguishment ($2 million pre-tax)	0.01	—		—
Income tax benefit of special items ($(76) million and $(59) million, respectively)	(0.26)	(0.20)		—
Adjusted Diluted Earnings per Share from Continuing Operations	$2.66	$2.28	$0.38	$0.08	$0.30	16.7%	13.2%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integrations and expenses associated with restructuring activities, such as simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense (income), net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)The amount in 2022 represents a charge of $6 million recorded to Cost of products sold to adjust the estimate of future product remediation costs. The amount in 2021 includes a gain of $88 million on a sale-leaseback transaction which was recorded to Other operating expense (income), net.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes non-cash (gains) losses recorded within Other expense, net relating to certain investments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS
(Unaudited)

	Nine Months Ended June 30,
	2022	2021	Change	Foreign Currency Translation	Foreign Currency Neutral Change	Change %	Foreign Currency Neutral Change %
Reported Diluted Earnings per Share from Continuing Operations	$4.45	$4.72	$(0.27)	$0.30	$(0.57)	(5.7)%	(12.1)%
Purchase accounting adjustments ($1.074 billion and $1.055 billion pre-tax, respectively) (1)	3.73	3.60		(0.01)
Integration costs ($46 million and $94 million pre-tax, respectively) (2)	0.16	0.32		—
Restructuring costs ($72 million and $27 million pre-tax, respectively) (2)	0.25	0.09		0.01
Separation-related items ($10 million pre-tax) (3)	0.04	—		—
Transaction gain/loss, product and other litigation-related matters ($47 million and $258 million pre-tax, respectively) (4)	0.17	0.88		—
European regulatory initiative-related costs ($105 million and $91 million pre-tax, respectively) (5)	0.37	0.31		—
Investment gains/losses and asset impairments ($94 million pre-tax) (6)	0.33	—		(0.01)
Impacts of debt extinguishment ($2 million and $30 million pre-tax, respectively)	0.01	0.10		—
Income tax benefit of special items ($(258) million and $(262) million, respectively)	(0.90)	(0.89)		0.01
Adjusted Diluted Earnings per Share from Continuing Operations	$8.60	$9.13	$(0.53)	$0.27	$(0.80)	(5.8)%	(8.8)%
(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integrations and expenses associated with restructuring activities, such as simplification and cost saving initiatives.
(3)Represents costs recorded to Other operating expense, net and incurred in connection with the separation of BD's former Diabetes Care business.
(4)The amounts in 2022 and 2021 include charges of $41 million and $37 million, respectively, recorded to Cost of products sold to adjust the estimate of future product remediation costs. The 2021 amount also included a gain of $88 million on a sale-leaseback transaction, as well as charges to record product liability reserves, including related legal defense costs, of $296 million. The sale-leaseback gain and product liability-related charges were recorded to Other operating expense, net.
(5)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(6)Includes a noncash asset impairment charge of $54 million which was recorded in Cost of products sold. Also includes non-cash (gains) losses recorded within Other (expense) income, net relating to certain investments.

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2022 OUTLOOK RECONCILIATION

	Full Year FY2021	Full Year FY2022 Outlook
	($ in millions)	FX Neutral % Change	Reported Revenues
BDX Reported Revenues from Continuing Operations	$19,131
Less: COVID-19-only Diagnostic Testing Revenues	1,956
Base Business Revenues from Continuing Operations	$17,175

FY2022 Base Business Revenue Growth		+8.75% to +9.25%
FY2022 COVID-19-only Diagnostic Testing Revenues			up to $500 million
Illustrative Foreign Currency (FX) Impact, based on FX spot rates			(~225) basis points
Total FY 2022 Revenues from Continuing Operations			$18.75 - $18.83 billion

Note - Base Business Revenues denotes total revenues less estimated revenues for COVID-19 only diagnostic testing

BECTON DICKINSON AND COMPANY
SUPPLEMENTAL INFORMATION
FY 2022 OUTLOOK RECONCILIATION CONTINUED

		Full Year FY2022 Outlook
	Full Year FY2021 from Continuing Operations	Total Company
Reported Diluted Earnings per Share	$5.18
Purchase accounting adjustments ($1.405 billion pre-tax) (1)	4.81
Integration costs ($135 million pre-tax) (2)	0.46
Restructuring costs ($44 million pre-tax) (2)	0.15
Transaction gain/loss, product and other litigation-related matters ($272 million pre-tax) (3)	0.93
European regulatory initiative-related costs ($134 million pre-tax) (4)	0.46
Investment gains/losses and asset impairments ($(46) million pre-tax) (5)	(0.16)
Impacts of debt extinguishment ($185 million pre-tax)	0.63
Income tax benefit of special items ($(348) million)	(1.19)
Adjusted Diluted Earnings per Share	$11.28	$11.28 to $11.35

(1)Includes amortization and other adjustments related to the purchase accounting for acquisitions.
(2)Represents costs associated with acquisition-related integrations and expenses associated with restructuring activities, such as simplification and cost saving initiatives.
(3)Includes gains of $158 million on sale-leaseback transactions and charges of $361 million to record product liability reserves, including related legal defense costs, which were recorded to Other operating expense, net. The amount also includes charges of $56 million recorded to Cost of products sold related to the estimate of future product remediation costs.
(4)Represents costs incurred to develop processes and systems to establish initial compliance with the European Union Medical Device Regulation and the European Union In Vitro Diagnostic Medical Device Regulation, which represent a significant, unusual change to the existing regulatory framework. We consider these costs to be duplicative of previously incurred costs and/or one-off costs, which are limited to a specific period of time. These expenses, which are recorded in Cost of products sold and Research and development expense, include the cost of labor, other services and consulting (in particular, research and development and clinical trials) and supplies, travel and other miscellaneous costs.
(5)Includes non-cash (gains) losses recorded within Other (expense) income, net relating to certain investments.